UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 19, 2026

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Bonus Plan

On March 19, 2026, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank (the “Bank”), adopted an executive officer bonus plan for 2026 (the “Executive Officer Plan”).

The Executive Officer Plan provides for cash bonuses for Raymond E. Reitsma, President and Chief Executive Officer of the Bank and Mercantile; Charles E. Christmas, the Executive Vice President, Chief Financial Officer, and Treasurer of Mercantile, and the Executive Vice President and Chief Financial Officer of the Bank; Mark S. Augustyn, the Executive Vice President and Chief Commercial Banking Officer of the Bank; Scott P. Setlock, the Executive Vice President, Chief Operating Officer and Secretary of the Bank and Mercantile; Brett E. Hoover, the Executive Vice President and Chief Human Resource Officer of the Bank; and one other member of the Bank's executive team.

Payment from the bonus pool under the Executive Officer Plan is based on the achievement of targets under the following 2026 bonus metrics. The specific targets for each metric will be established by the Compensation Committee of Mercantile’s Board of Directors.  The Compensation Committee will establish a target level of performance for each metric (the “Target Level”) and a maximum level of performance for each metric (the “Maximum Level”).  If Mercantile’s performance on a metric is at the Target Level, the percentage associated with that metric which will be credited toward the calculation of the bonus pool will be at the Target Percentage shown in the chart below.  If Mercantile’s performance on a metric is at or above the Maximum Level, the percentage associated with that metric which will be credited toward the calculation of the bonus pool will be at the Maximum Percentage shown in the chart below.  A linear interpolation would be used to determine the percentage assigned to that metric in the event that Mercantile’s performance falls between the Target Level and the Maximum Level.

Metric	Target Level	Maximum Level
Earnings per share	25.0%	37.50%
Return on assets	25.0%	37.50%
Net interest margin	12.5%	18.75%
Efficiency ratio	12.5%	18.75%
Non-performing assets	12.5%	18.75%
Loans-to-deposits	12.5%	18.75%

The amount that will be allocated to the bonus pool under the Executive Officer Plan will depend on Mercantile’s performance on each of the 2026 bonus metrics. If performance on each bonus metric is at the Target Level, the amount allocated to the bonus pool will be $1,206,725 (the “Target Bonus Pool”).  The amount allocated to the bonus pool will be increased if performance on one or more bonus metrics exceeds the Target Level, but will not be greater than 150% of the Target Bonus Pool or $1,810,087 (the “Maximum Bonus Pool”).  A linear interpolation would be used to determine the amount allocated to the bonus pool in the event that performance on one or more metrics falls between the Target Level and the Maximum Level.

The maximum amount will be appropriately adjusted if (a) a newly hired employee becomes a named executive officer (as defined in Item 402(a)(3) of SEC Regulation S-K) or a designated member of the executive management team and becomes eligible to participate in the Executive Officer Plan, (b) an executive officer's base salary is adjusted during the year, or (c) an executive officer becomes ineligible before December 31, 2026.

Each individual target must be met at the Target Level in order for the percentage associated with that metric to be credited toward payment from the bonus pool.  The accumulated percentage for each individual target attained will be applied to the bonus pool to determine the total amount of the bonus pool to be awarded (the “Award Amount”).  For example, if the first four factors are attained at the Target Level and the next two factors are not attained, the Award Amount under this Plan would be $1,206,725 x 75.0% = $905,044.  As another example, if the first three factors are attained at the Maximum Level and the next three factors are attained at the Target Level, the Award Amount under this Plan would be $1,206,725 x 131.25% = $1,583,827.

The Award Amount will be paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2026 salary, not to exceed:

	Target Percentage	Maximum Percentage
Chief Executive Officer	60.0%	90.0%
Chief Financial Officer	40.0%	60.0%
Chief Operating Officer	40.0%	60.0%
Chief Commercial Banking Officer	40.0%	60.0%
Chief Human Resources Officer	35.0%	52.5%

The “target percentage” of salary in the chart above will be adjusted downward if Mercantile does not satisfy each bonus metric at the Target Level.  A linear interpolation will be used to determine the percentage of salary to be paid if Company performance on one or more metrics falls between the Target Level and the Maximum Level.

Any bonus awards that are earned under the plan will be paid to the executive officers on or before March 15, 2027.

Payments under the plan are subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of Mercantile's Board of Directors.

A copy of the Executive Officer Plan is attached as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                    Description

10.1	2026 Mercantile Executive Officer Bonus Plan***

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*** Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) are the type of information that the Company treats as private or confidential.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles Christmas
Charles Christmas
Executive Vice President, Chief Financial Officer and Treasurer

Date: March 19, 2026

Exhibit Index

Exhibit Number                    Description

10.1	2026 Mercantile Executive Officer Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)